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                                 EXHIBIT 23(B)

                         CONSENT OF BARNES & THORNBURG




                                                     _____________________, 1996



Board of Directors
Fort Wayne National Corporation
110 W. Berry Street
Fort Wayne, Indiana  46801

  Re: Fort Wayne National Corporation Registration Statement on Form S-4 Regarding Merger of Valley Financial Services, Inc. into Fort Wayne National Corporation (the "Registration Statement")

Gentlemen:

  We hereby consent to use of our name in the Prospectus/Proxy Statement included in the Registration Statement and to the filing of our opinion regarding certain tax issues related to the Merger (as defined in the Registration Statement) as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        BARNES & THORNBURG



                                        /s/ Barnes & Thornburg


                                     II-19